Registration No. 333-
                                                Filed February 7, 2000

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                               _____________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               _____________


                         Willow Grove Bancorp, Inc.
_____________________________________________________________________________
  (Exact Name of Registrant as Specified in its Articles of Incorporation)


       United States                                        23-2986-192
_________________________________            ______________________________
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or Organization)


                         Welsh and Norristown Roads
                       Maple Glen, Pennsylvania 19002
_____________________________________________________________________________
                  (Address of Principal Executive Offices)


                           1999 Stock Option Plan
_____________________________________________________________________________
                          (Full Title of the Plan)


                                         Copies to:
Frederick A. Marcell, Jr.                Hugh T. Wilkinson, Esq.
President and Chief Executive Officer    Elias, Matz, Tiernan & Herrick L.L.P.
Willow Grove Bancorp, Inc.               734 15th Street, N.W.
Welsh and Norristown Roads               Washington, D.C. 20005
Maple Glen, Pennsylvania 19002           (202) 347-0300
_______________________________________
(Name and Address of Agent For Service)


(215) 646-5405
_______________________________________
(Telephone Number, Including Area Code,
  of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________
 Title of
Securities    Amount       Proposed Maximum  Proposed Maximum      Amount of
  to be       to be         Offering Price      Aggregate        Registration
Registered  Registered(1)    Per Share(2)    Offering Price(2)        Fee
_____________________________________________________________________________

Common Stock,
 par value
  $0.01      167,100         $9.0625(3)       $1,514,343.75(3)

Common Stock,
 par value
  $0.01       56,987         $8.75(4)           $498,636.25(4)
             _______         __________       ________________


  Total      224,087                          $2,012,980.00         $531.43
             =======                          =============         =======
_____________________________________________________________________________

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Willow Grove Bancorp, Inc. (the "Company" or the "Registrant") 1999 Stock Option Plan (the "Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $0.01 par value per share ("Common Stock"), of the Company.

(2) Represents shares currently reserved for issuance pursuant to the Plan.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for the options to purchase 167,100 shares of Common Stock which are outstanding under the Plan as of the date hereof.

(4) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share for the 56,987 shares for which stock options have not been granted under the Plan is equal to the average of the high and low prices of the Common Stock of the Company on February 1, 2000 on the Nasdaq Stock Market.

                                  __________

    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

                                   PART I

Item 1.     PLAN INFORMATION.*

Item 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*
________________________

    * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I on Form S-8.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 filed with the Commission on September 28, 1999;

       (b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above.

       (c) The description of the Common Stock of the Company contained in Item 1, "Description of Registrant's Securities to be Registered" in the Company's registration statement on Form 8-A as filed on December 21, 1998 (File No. 0-25191).

       (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     DESCRIPTION OF SECURITIES.

    Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

Item. 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Willow Grove Bank (the "Bank") is a federal stock savings bank and a wholly-owned subsidiary of the Company, a federally-chartered corporation, and the indemnification provisions applicable to the Bank are also applicable to the Company. Federal Regulations define areas for indemnity coverage by the Bank, as follows:

    (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the Bank shall be indemnified by the Bank, as the case may be, for:

    (i) Any amount for which such person becomes liable under a judgment in such action; and

    (ii) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in defending or settling such action, or in enforcing his or her rights to indemnification if the person attains a favorable judgment in such enforcement action.

    (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subparagraph are met:

    (i)  The Bank shall make the indemnification provided by subparagraph
(a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

    (ii)  The Bank shall make the indemnification provided by subparagraph
(a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director or officer other than on the merits, if a majority of the disinterested directors of the Bank determines that such a director or officer was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have received it under the circumstances and for a purpose which he or she could reasonably have believed under the circumstances was in the best interest of the Bank or its members.

    The Company and the Bank have directors and officers liability policies providing for insurance against certain liabilities incurred by directors and officers of the Company and the Bank while serving in their capacities as such.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.     EXHIBITS.

    The following exhibits are filed with this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

    No.     Exhibit                                                   Page
    ---     -------                                                   ----

    4       Common Stock Certificate*                                  - -

    5       Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
            as to the legality of the securities                       E-1

    23.1    Consent of Elias, Matz, Tiernan & Herrick L.L.P.
               (contained in the opinion included as Exhibit 5)        - -

    23.2    Consent of Independent Accountants                         E-3

    24      Power of attorney for any subsequent amendments
            (located in the signature pages of this Registration
            Statement).                                                - -

    99      1999 Stock Option Plan**                                   - -

______________________________

* Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 333-63737) filed with the Commission on September 19, 1998, as amended.

** Incorporated by reference from the Company's Proxy Statement on Schedule 14A as filed on June 23, 1999 (File No. 000-25191).

Item 9.     UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Maple Glen, Commonwealth of Pennsylvania, on this 26th day of January 2000.

                        Willow Grove Bancorp, Inc.


                         By:  /s/ Frederick A. Marcell, Jr.
                            ------------------------------------
                            Frederick A. Marcell, Jr.
                            President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Frederick A. Marcell, Jr. his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.



    Name                              Title                         Date
__________________             ______________________         _______________

/s/ Frederick A. Marcell, Jr.
_____________________________    President and Chief          January 26, 2000
Frederick A. Marcell, Jr.        Executive Officer


/s/ John J. Foff, Jr.            Senior Vice President        January 26, 2000
____________________________     and Chief Financial
John J. Foff, Jr.                Officer



____________________________     Director                     January __, 2000
Lewis W.  Hull


/s/ William W. Langan
____________________________     Chairman of the Board        January 26, 2000
William W. Langan



    Name                              Title                         Date
__________________             ______________________         _______________


/s/ A. Brent O'Brien
____________________________     Director                     January 26, 2000
A. Brent O'Brien


/s/ William W. Weihenmayer
____________________________     Director                     January 26, 2000
William W. Weihenmayer


/s/ J. Ellwood Kirk
____________________________     Director                     January 26, 2000
J. Ellwood Kirk


/s/ Charles F.  Kremp, 3rd
____________________________     Director                     January 26, 2000
Charles F.  Kremp, 3rd


/s/ Samuel H. Ramsey, III
____________________________     Director                     January 26, 2000
Samuel H. Ramsey, III


/s/ Elizabeth H. Gemmill
____________________________     Director                     January 26, 2000
Elizabeth H. Gemmill